Exhibit 21.1 SUBSIDIARIES

Subsidiary		Jurisdiction of Organization
1	Charles River Laboratories, Inc.	Delaware
2	Charles River UK Limited	United Kingdom (England)
3	Charles River Laboratories Saint‑Constant S.A.	Quebec, Canada
4	Charles River Holdings LLC	Delaware
5	Ballardvale CV	Netherlands
6	Charles River Nederland BV	Netherlands
7	Charles River Laboratories Holding SAS	France
8	Charles River Laboratories France—C.R.L.F. SAS	France
9	Charles River Laboratories Belgium SPRL	Belgium
10	Charles River Laboratories Espana SA	Spain
11	Charles River Laboratories Japan, Inc.	Japan
12	Charles River Germany Verwaltungs GmbH	Germany
13	Charles River Laboratories Italia Srl	Italy
14	Charles River Germany GmbH & Co. KG	Germany
15	Charles River Laboratories Preclinical Services Poland Sp. Z.o.o.	Poland
16	Charles River Laboratories Preclinical Services Ireland Limited	Ireland
17	Entomology Europe Limited	Ireland
18	Saothorlanna Bitheolaiocha Idirnaisiunta Teoranta	Ireland
19	Charles River Laboratories, Research Models and Services, Germany GmbH	Germany
20	Charles River Laboratories Luxembourg S.a.r.l.	Luxembourg
21	Charles River Laboratories Group	United Kingdom (Scotland)
22	Charles River Laboratories Holdings Scotland	United Kingdom (England)
23	Charles River Laboratories Preclinical Services Edinburgh Ltd.	United Kingdom (Scotland)
24	Charles River Clinical Services Edinburgh Ltd.	United Kingdom (Scotland)
25	Inveresk Research (Canada) ULC	Nova Scotia, Canada
26	Charles River Laboratories Preclinical Services Montreal, ULC	Nova Scotia, Canada
27	Charles River Laboratories Australia Pty. Ltd.	Australia
28	Zhanjiang A&C Biological Ltd.	China
29	Charles River Laboratories Korea	Korea
30	Charles River Laboratories Asia Holdings Limited	Hong Kong
31	Charles River Laboratories Preclinical Services Hong Kong Limited	Hong Kong
32	Charles River Laboratories Greater China Preclinical Services Shanghai Co. Ltd.	China
33	Charles River Biopharmaceutical Services GmbH	Germany
34	Charles River Discovery Research Services International, Inc.	Michigan
35	Charles River Discovery Research Services, Inc.	Michigan
36	Charles River Laboratories India Private Limited	India
37	Charles River Discovery Research Services Finland	Finland
38	Systems Pathology Company, LLC	Delaware
39	Charles River USA Holdings LLC	Delaware
40	Accugenix Inc.	Delaware
41	Beijing Vital River Laboratory Animal Technology Co. Ltd.	China

42	Accugenix GmbH	Germany
43	Charles River Endotoxin and Microbial Detection Singapore Pte. Ltd.	Singapore
44	Charles River Laboratories Bangladesh Ltd.	Bangladesh
45	Charles River Endotoxin Microbial Detection Europe SAS	France